UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA	33445

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 27, 2011, PositiveID Corporation (the “Company”) received a letter from The NASDAQ Stock Market (“Nasdaq”)  notifying the Company that a Nasdaq Hearings Panel (the “Panel”) granted the Company’s request that the Company’s common stock remain listed on the NASDAQ Capital Market while the Company completes its plan to regain compliance with two of the NASDAQ Capital Market’s continued listing requirements: the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and the $2.5 million stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1).

The Panel has provided the Company with an exception period to regain compliance with the continued listing requirements, as follows:

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Minimum Bid Price Requirement.  On or before September 12, 2011, the Company’s common stock must evidence a closing bid price of $1.00 or more for a minimum of 10 consecutive days.  The September 12, 2011 deadline represents the full extent of the Panel’s authority with respect to the minimum bid price deficiency (i.e., 180 days from the date of the Nasdaq staff deficiency letter to the Company, March 15, 2011).

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Stockholders’ Equity Requirement.  On or before August 15, 2011, the Company must file with the Securities and Exchange Commission (i) a current report on Form 8-K with pro forma financial statements giving effect to the Company’s acquisition of MicroFluidic Systems (a transaction which closed on May 23, 2011), and (ii) the Company’s quarterly report on Form 10-Q for the second quarter of 2011, including interim financial statements, which reflect that the Company has stockholders’ equity in excess of $2.5 million.

In addition, the Panel, in its discretion, determined to appoint a Hearings Panel Monitor to monitor the Company’s maintenance of compliance with the stockholders’ equity requirement through May 31, 2012.  During this period, the Company will be obligated to notify the Panel in the event the Company’s stockholders’ equity falls below $2.5 million or if the Company ceases to comply with any other applicable continued listing requirement.  Should the Company not regain, and maintain during the monitor period, compliance with the continued listing requirements of the NASDAQ Capital Market, the Company may not be afforded the additional time provided by applicable Nasdaq Listing Rules and, as such, may be subject to delisting on a more expedited basis than would otherwise be the case.

Item 7.01. Regulation FD Disclosure.

On May 31, 2011, the Company issued a press release regarding the foregoing. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 31, 2011, the Company issued 850,000 shares of its common stock to Focus LLC, for financial advisory services provided in connection with the acquisition of MicroFluidic System, a California corporation (“MicroFluidic”), which took place on May 23, 2011, pursuant to the Stock Purchase Agreement, dated May 9, 2011, as amended on May 23, 2011, among the Company, MicroFluidic and its stockholders.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by PositiveID Corporation dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: June 3, 2011

/s/ William J. Caragol

William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by PositiveID Corporation dated May 31, 2011

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